UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

WESTERN NEW ENGLAND BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	001-16767 (Commission File Number)	73-1627673 (I.R.S. Employer Identification No.)

141 Elm Street

Westfield, Massachusetts 01085
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (413) 568-1911

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2018, Western New England Bancorp, Inc., (the “Company) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were 30,228,563 shares of common stock eligible to be voted at the Annual Meeting and 27,160,242 shares of common stock were presented in person or represented by proxy at the Annual Meeting, which constituted a quorum to conduct business.

There were three proposals submitted to the Company’s shareholders at the Annual Meeting.  The shareholders elected the nominees listed in Proposal 1 and approved Proposals 2 and 3. Proposals 1, 2 and 3 are detailed in the Company’s Proxy Statement on Form 14A which was filed with the Securities and Exchange Commission on April 2, 2018. The final results of voting on each of the proposals are as follows:

Proposal 1: Consideration and vote upon a proposal to elect four Directors of the Company for a three-year term expiring in 2021.

Nominee	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
James C. Hagan	21,615,506	124,729	39,995	5,380,012
William D. Masse	21,608,594	130,500	41,135	5,380,013
Gregg F. Orlen	21,600,731	137,209	42,288	5,380,014
Philip R. Smith	19,380,974	2,356,044	43,211	5,380,013

Proposal 2: Consideration and approval of a non-binding advisory resolution on the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
20,564,899	325,933	889,397	5,380,013

Proposal 4: Consider and vote upon a proposal for the ratification of the appointment by the Company’s Board of Directors of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
26,756,595	333,259	70,388	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN NEW ENGLAND BANCORP, INC.

By:	/s/ Guida R. Sajdak
Guida R. Sajdak
Chief Financial Officer

 Dated: May 15, 2018